Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2000 Omnibus Stock Option and Long-Term Incentive Plan and the 1999 Non-Employee Directors' Stock Option Plan of GTECH Holdings Corporation of our report dated March 27, 2000, with respect to the consolidated financial statements of GTECH Holdings Corporation included in its Annual Report (Form 10-K) for the year ended February 26, 2000, filed with the Securities and Exchange Commission



/s/Ernst & Young LLP
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Ernst & Young LLP
Boston, Massachusetts
February 21, 2001